Exhibit 23.8

External Consultant Consent Letter- AM Kryvyi Rih

SRK Consulting (Canada) Inc.

2200-1066 West Hastings Street

Vancouver, BC V6E 3X2

Canada

Dear Sirs/Mesdames:

RE: United States Securities and Exchange Commission reporting of 2020 Mineral Reserves

I hereby consent to;

a.	SRK Consulting (Canada) Inc. being named in the Annual Report on Form 20-F of ArcelorMittal for the year ended December 31, 2020 (the "2020 20-F”) as having, in 2019, independently reviewed the figures of mineral reserve estimates and pit optimizations for Ukraine open pit (ArcelorMittal Krivyi Rih Open Pit) prepared by KAI with support from ArcelorMittal's local team, and in 2020, supported progressive implementation of improvement actions; and

b.	the incorporation by reference of the 2020 20-F into this Registration Statement on Form F-3.

For and on behalf of mining consulting firm SRK Consulting (Canada) Inc.:

Project Manager

/s/ Anoush Ebrahimi

Principal Consultant (Mining)

Anoush Ebrahimi, PhD, PEng

Date: April 13, 2021